Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE
Tuesday, December 6, 2022

UFP Packaging acquires Titan Corrugated and its affiliate, All Boxed Up, adding corrugated conversion to its industrial packaging offerings

GRAND RAPIDS, Mich., Tuesday, December 6, 2022 – UFP Industries (Nasdaq: UFPI) today announced that its affiliate, UFP Packaging, LLC, has acquired Titan Corrugated, Inc., a manufacturer of corrugated packaging products, and its affiliate All Boxed Up, LLC, a corrugated box distributor. The combined companies had trailing 12-month sales through October 2022 of approximately $46.5 million.

Founded in 2003 by Jon Reneau, Titan’s primary products include boxes used in moving and storage, jumbo boxes for industrial products, corrugated shipping containers, and point-of-purchase displays. All Boxed Up distributes common box sizes manufactured by Titan throughout the United States. Titan operates a highly automated facility in Flower Mound, Texas. Jon Reneau and his leadership team will remain with the company.

“We are thrilled that the Titan companies have joined UFP Packaging as our cornerstone corrugated conversion facility,” said Chuck Krawczak, vice president of UFP Packaging. “Jon and his team built a model that we plan to replicate in target geographic markets where we can utilize both customer and distribution synergies. Titan’s operations are highly automated and overseen by talented team members dedicated to serving the customer. We can learn from their use of automation and robotics, and Titan will benefit from our support staff, capital and extensive customer base.”

Jon Reneau added, “I am proud of the team at Titan and am excited by the opportunities that will come to us as part of the UFP family of companies. We look forward to helping drive UFP’s mission to become the leading global packaging solutions provider.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #401 on the Fortune 500 and #149 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

# # #